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                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the prospectus constituting a part of this registration statement of our report dated March 13, 1997, relating to the consolidated financial statements of View Tech, Inc. for the year ended June 30, 1996 and the six months ended December 31, 1996. We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ Carpenter, Kuhen & Sprayberry

CARPENTER, KUHEN & SPRAYBERRY
Oxnard, California
January 31, 2000